UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2007

Southridge Technology Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50299	62-0201385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1404 North Main, Suite 200
Meridian, Idaho 83642
(Address of Principal Executive Offices, including zip code)

(208) 288-5550
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: On July 17, 2007, we filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K, as amended on August 3, 2007 (the “Form 8-K”), with respect to the Agreement of Merger and Plan of Reorganization, dated as of July 13, 2007, by and among us, RxElite Holdings Inc., a privately held Delaware corporation (“RxElite”), and RxElite Acquisition Corp., a newly formed wholly-owned Delaware subsidiary of ours (“Acquisition Sub”), whereby Acquisition Sub was merged with and into RxElite, and RxElite became our wholly-owned subsidiary. Following the merger, we succeeded to the business of RxElite as our sole line of business.

On August 14, 2007, we filed with the SEC a Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2007, which relates primarily to our business and operations during such pre-merger period. We are filing this amendment to the Form 8-K in order to include the financial statements and related notes of RXElite for the quarter ended June 30, 2007.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT INDEX

EXHIBIT #	DESCRIPTION

99.4	Unaudited financial statements of RXElite as of and for the period ended June 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHRIDGE TECHNOLOGY GROUP, INC.

August 31, 2007	By:	/s/ Daniel Chen
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT #	DESCRIPTION

99.4	Unaudited financial statements as of and for the period ended June 30, 2007.